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                                                                  EXHIBIT 10.21

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                        LYONNAISE AMERICAN HOLDING, INC.
                            GESTRA CORPORATION, N.V.

                                       and

                                 RUSH CREEK LLC
                                 AQUA-CHEM, INC.
                              A-C ACQUISITION CORP.
                                JEFFREY A. MILLER




DATE:  July 31, 1997




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                                                                  EXHIBIT 10.21


                                                         TABLE OF CONTENTS

Section 1.        Merger of Aqua-Chem with and into Newco.........................................................2
         1.1      The Merger......................................................................................2
         1.2      Conversion of the Shares.  .....................................................................2
         1.3      Closing.........................................................................................2

Section 2.        Representations and Warranties of the Sellers...................................................3
         2.1      Organization and Standing of Aqua-Chem..........................................................3
         2.2      Subsidiaries....................................................................................4
         2.3      Capitalization and Share Ownership..............................................................4
         2.4      Corporate Approval and Performance..............................................................5
         2.5      Financial Statements............................................................................5
         2.6      Undisclosed Liabilities.........................................................................6
         2.7      Title to Properties.............................................................................6
         2.8      Tax Matters.....................................................................................7
         2.9      Contracts.......................................................................................8
         2.10     Consents and Approvals..........................................................................8
         2.11     Investment Representation.......................................................................8

Section 3.        Representations and Warranties of the Purchaser.................................................8
         3.1      Approval and Performance........................................................................8
         3.2      Consents and Approvals..........................................................................9
         3.3      Solvency........................................................................................9

Section 4.        Further Agreements of the Parties..............................................................10
         4.1      Access and Information.........................................................................10
         4.2      Conduct of Business Pending Closing............................................................10
         4.3      Payment of Transaction-Related Taxes...........................................................12
         4.4      Taxes..........................................................................................12
         4.5      Non-Competition................................................................................15
                  4.5.1    LAH Non-compete.......................................................................15
                  4.5.2    Gestra Non-Compete....................................................................16
                  4.5.3    Miscellaneous Matters.................................................................16
         4.6      Further Obligations of the Parties.............................................................17
         4.7      The Sellers' Due Diligence.....................................................................17
         4.8      Return of Information..........................................................................17
         4.9      Loan Agreement and Performance Bonds...........................................................18

Section 5.        Conditions Precedent to the Obligation of the Parties..........................................18
         5.1      Conditions to Obligations of the Sellers, Aqua-Chem, Newco and the Purchaser...................18
                  (a)      Injunction............................................................................19
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                                                                   EXHIBIT 10.21


                  (b)      HSR...................................................................................19
                  (c)      Financing.............................................................................19
         5.2      Conditions to the Obligations of the Sellers...................................................19
                  (a)      Representations and Warranties True...................................................19
                  (b)      Performance...........................................................................19
                  (c)      Certificates of the Purchaser's and Newco's Officers..................................19
                  (d)      Opinion of the Purchaser's Counsel....................................................20
         5.3      Conditions to the Obligations of the Purchaser and Newco.......................................20
                  (a)      Representations and Warranties True...................................................20
                  (b)      Disclosure Schedule...................................................................20
                  (c)      Performance...........................................................................20
                  (d)      Opinion of the Sellers' Counsel.......................................................21
                  (e)      Gestra Assurances.....................................................................21
                  (f)      Certificates of the Sellers' Officers.................................................21

Section 6.        General Indemnification; Survival of Representations and Warranties............................21
         6.1      The Sellers' General Indemnity.................................................................21
                  (a)      Knowledge of the Management Group.....................................................22
                           Insurance Recoveries..................................................................22
                  (c)      Minimum Claim.........................................................................23
                  (d)      Maximum Liability.....................................................................23
                  (e)      Exceptions to Knowledge, Minimum Claim and Maximum Liability
                           Provisions............................................................................23
         6.2      The Purchaser's and Newco's General Indemnity..................................................24
                  (a)      Knowledge of the Sellers..............................................................24
                  (b)      Insurance Recoveries..................................................................24
                  (c)      Minimum Claim.........................................................................25
                  (d)      Maximum Liability.....................................................................25
                  (e)      Exceptions to Knowledge, Minimum Claim and Maximum Liability
                           Provisions............................................................................25
         6.3      Survival of Representations and Warranties.....................................................25
         6.4      General Indemnity Procedures...................................................................26
         6.5      Termination of General Indemnity...............................................................27


Section 7.        [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER
                  OF THE SECURITIES AND EXCHANGE COMMISSION]


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                                                                  EXHIBIT 10.21




Section 8.        [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER
                  OF THE SECURITIES AND EXCHANGE COMMISSION]

Section 9.        Priority and Procedures for Satisfaction of General Indemnity, [OMITTED PROVISIONS SUBJECT TO
                  CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] Obligations.........29
         9.1      Upon Redemption of Series A and Series B Preferred Stock.......................................29
         9.2      Subsequent to Redemption of Series A and Series B Preferred Stock..............................30


Section 10.       Termination....................................................................................32

Section 11.       Miscellaneous..................................................................................33
         11.1     Expenses.......................................................................................33
         11.2     Public Disclosure..............................................................................33
         11.3     Governing Law..................................................................................34
         11.4     Notices........................................................................................34
         11.5     Section Headings...............................................................................35
         11.6     Counterparts...................................................................................36
         11.7     Entire Agreement; Modification.................................................................36
         11.8     Exclusivity of Representations and Warranties and Indemnification Provision;
                  Relationship Between the Parties...............................................................36
         11.9     Post-Closing Access............................................................................37
         11.10    Assignment.....................................................................................37
         11.11    Waiver of Punitive and Other Damages...........................................................37
         11.12    Audit Rights...................................................................................28




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                                                                  EXHIBIT 10.21


                      AGREEMENT AND PLAN OF REORGANIZATION




         AGREEMENT AND PLAN OF REORGANIZATION made and entered into as of the 31st day of July, 1997, by and among LYONNAISE AMERICAN HOLDING, INC., a Delaware corporation (hereinafter referred to as, "LAH"), and GESTRA CORPORATION N.V., a company organized in the Netherlands Antilles (hereinafter referred to as, "Gestra"), RUSH CREEK LLC, a Wisconsin limited liability company (hereinafter referred to as, the "Purchaser"), AQUA-CHEM, INC., a Delaware corporation (hereinafter referred to as, "Aqua-Chem"), A-C ACQUISITION CORP., a Delaware corporation (hereinafter referred to as "Newco"), and JEFFREY A. MILLER (hereinafter referred to as "Mr. Miller").

                                   WITNESSETH:

         WHEREAS, LAH and Gestra (hereinafter sometimes collectively referred to as, the "Sellers") own all the issued and outstanding shares of capital stock of Aqua-Chem,
         WHEREAS, Mr. Miller, J. Scott Barton, Rand E. McNally, Bruce Dickson and Charles Norris are the senior officers of Aqua-Chem (hereinafter referred to as the "Management Group") and are members of the Purchaser,
         WHEREAS, Newco is a wholly-owned subsidiary of the Purchaser which has been organized for the purposes of consummating the transactions contemplated by this Agreement, and
        WHEREAS, the Purchaser, the Sellers, Newco and Aqua-Chem desire that Aqua-Chem be merged with and into Newco in accordance with the laws of Delaware and on the terms and conditions hereinafter set forth in this Agreement

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                                                                  EXHIBIT 10.21


             NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:
         SECTION 1.        MERGER OF AQUA-CHEM WITH AND INTO NEWCO.
         1.1 THE MERGER. At the Closing, as hereinafter defined, and subject to the terms and conditions set forth in this Agreement and as more fully set forth in the Certificate of Merger (the "Certificate of Merger") and Agreement and Plan of Merger, both attached hereto as Exhibit A Aqua-Chem shall, pursuant to the laws of Delaware, be merged with and into Newco, which shall be the surviving corporation (the "Merger").
         1.2 CONVERSION OF THE SHARES. Upon the Merger becoming effective, each of the One Thousand Three Hundred shares of Aqua-Chem Common Stock, par value One Dollar ($1.00) per share (the "Shares"), which constitute all of the issued and outstanding stock of Aqua-Chem, shall be converted into (a) the right to receive Thirty Eight Thousand Four Sixty One and 54/100 Dollars ($38,461.54) by certified or bank cashier's check in (or wire transfer of) immediately available federal funds, plus (b) one-tenth (1/10) of one(s) share of shares of Newco Series A Preferred Stock, plus (c) one-tenth (1/10) of one (1) share of Newco Series B Preferred Stock, both as described in Exhibit B attached hereto (hereinafter referred to as the "Series A Preferred Stock" and the "Series B Preferred Stock").
         1.3 CLOSING. The closing of the transactions contemplated by this Agreement shall take place at the offices of Whyte Hirschboeck Dudek S.C., 2100 Bank One Plaza, Milwaukee, Wisconsin 53202, at 10:00 A.M. Central Daylight Time on the fifth business day after all conditions precedent to the Closing have been satisfied or waived, but no later than July 31, 1997. The actual date and time of closing are herein referred to as the "Closing".

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                                                                  EXHIBIT 10.21


         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. For purposes of this Agreement, indemnities, covenants, representations and warranties expressly given or expressly made separately by LAH, with respect to matters pertaining solely to LAH and/or the LAH Related Parties (as hereinafter defined), or Gestra, with respect to matters pertaining solely to Gestra and/or the Gestra Related Parties, as the case may be, shall be deemed given or made only by, and shall be actionable only against, the entity making the warranty or representation. As to indemnities, covenants, representations and warranties given or made severally but not jointly by the Sellers, LAH and Gestra shall be responsible for 80% and 20%, respectively, of any amounts that may become due and payable under this Agreement as a result of such indemnities, covenants, warranties and representations, regardless of the reason such amounts have become due. Except as set forth on the Disclosure Schedule to be delivered by the Sellers to the Purchaser and Newco prior to the Closing, the Sellers hereby severally and not jointly represent, warrant and covenant to the Purchaser, Newco and Aqua-Chem as follows:
         2.1 ORGANIZATION AND STANDING OF AQUA-CHEM. Aqua-Chem is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as now owned and conducted. True and correct copies of Aqua-Chem's Certificate of Incorporation and all amendments thereto and of Aqua-Chem's By-laws as amended to date will be included in Section 2.1 of the Disclosure Schedule.
         2.2 SUBSIDIARIES. Section 2.2 of the Disclosure Schedule contains a list of all entities in which Aqua-Chem has an equity interest (the "Subsidiaries"). Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its respective

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                                                                  EXHIBIT 10.21


jurisdiction of incorporation or organization and has the corporate or partnership power and authority to own its properties and assets and to carry on its business as now owned and conducted.

         2.3 CAPITALIZATION AND SHARE OWNERSHIP.
             (a) The aggregate number of shares of capital stock which Aqua-Chem has the authority to issue is Five Thousand (5,000) shares of Common Stock par value One Dollar ($1.00) per share, of which One Thousand Three Hundred (1,300) shares have been validly issued, are presently outstanding, are fully paid and nonassessable and are owned beneficially and of record by Sellers. Aqua-Chem has no shares of its capital stock held as treasury stock. LAH warrants and represents that it owns beneficially and of record One Thousand Forty (1,040) of the Shares and that at and immediately before the Closing it will have good and valid title to the Shares owned by it, free and clear of all pledges, mortgages, security interests, liens, encumbrances, equities or claims ("Liens"). Gestra warrants and represents that it owns beneficially and of record Two Hundred Sixty (260) of the Shares and that at and immediately before the Closing it will have good and valid title to the Shares owned by it, free and clear of all Liens.

             (b) There are no existing options, calls, commitments or agreements of any character relating to the capital stock of Aqua-Chem or any of its Subsidiaries or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Aqua-Chem or any of its Subsidiaries, any shares of capital stock of Aqua-Chem or any of its Subsidiaries. Except as will be set forth in Section 2.3 of the Disclosure Schedule, all of the outstanding securities of each Subsidiary are owned beneficially and of record by Aqua-Chem or another Subsidiary, free and clear of all Liens.

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                                                                  EXHIBIT 10.21


         2.4 CORPORATE APPROVAL AND PERFORMANCE. Each of the Sellers separately warrants and represents that it is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Sellers separately warrants and represents that the execution, delivery and performance of this Agreement and the merger of Aqua-Chem with and into Newco pursuant to this Agreement have been duly approved by all requisite corporate action of such Seller. The execution, delivery and performance of this Agreement and the merger of Aqua-Chem with and into Newco pursuant to this Agreement have been duly approved by all requisite corporate action of Aqua-Chem, and this Agreement constitutes the valid and legally binding agreement of Aqua-Chem enforceable in accordance with its terms.. Each of the Sellers separately warrants and represents that the performance of this Agreement by such Seller will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller. Each of the Sellers separately warrants and represents that this Agreement constitutes the valid and legally binding agreement of such Seller enforceable in accordance with its terms.

         2.5 FINANCIAL STATEMENTS. Section 2.5 of the Disclosure Schedule contains true and correct copies of Aqua-Chem's consolidated balance sheets as of December 31, 1994, 1995 and 1996 and the related consolidated statements of operations for the years then ended certified by KPMG Peat Marwick. Such balance sheets and statements of operations have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and present fairly the financial position of Aqua-Chem and Subsidiaries

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                                                                  EXHIBIT 10.21


at such dates and the results of their operations for the years then ended in conformity with such principles.

         2.6 UNDISCLOSED LIABILITIES. Except as set forth or reserved against on Aqua-Chem's December 31, 1996 balance sheet included in Section 2.5 of the Disclosure Schedule (hereinafter sometimes referred to as the "1996 Balance Sheet") or incurred in the ordinary course of business since December 31, 1996, Aqua-Chem has no liabilities, whether accrued, absolute, contingent or otherwise, which are required to be so set forth or reserved against in accordance with generally accepted accounting principles.

         2.7 TITLE TO PROPERTIES. Aqua-Chem and its Subsidiaries have good and marketable title to all of their respective assets, real and personal, purported to be owned by such entities and used in their businesses or reflected in the 1996 Balance Sheet (except such assets as are licensed, leased or have since been sold or otherwise disposed of in the ordinary course of business subsequent to December 31, 1996), in each case subject to no Liens whatsoever, except for
(i) Liens shown on the 1996 Balance Sheet, (ii) Liens for taxes and assessments not yet due and payable and (iii) minor imperfections of title and encumbrances, if any, which do not materially detract from the value of the properties in view of their present use or materially impair the operations of Aqua-Chem and/or its Subsidiaries. To the Sellers' knowledge, all leases under which Aqua-Chem or any of its Subsidiaries is a lessee of real or personal property are valid, effective and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations upon the availability of specific performance as a

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                                                                  EXHIBIT 10.21


remedy. To the Sellers' knowledge, no material default exists under any lease to which Aqua-Chem or any of its Subsidiaries are a party.

         2.8 TAX MATTERS.

             (a) All Federal, state and local income tax returns, and all other tax returns, required by law to be filed as of the Closing Date by, or on behalf of, or in which is required to be reported the income, gains, losses, deductions or credits of, Aqua-Chem and/or any of its Subsidiaries and/or the affiliated, combined, consolidated or unitary group of corporations of which Aqua-Chem is the common parent or a member have been duly filed (or extended as permitted under applicable tax laws), and all federal, state, local and foreign taxes, interest and penalties ("Taxes") reflected on such tax returns, or which are claimed by any taxing authority to be due and payable, have been paid as of the Closing Date, other than taxes, assessments, fees and charges which have been reserved for on the 1996 Balance Sheet or which are being contested by Aqua-Chem in good faith using appropriate procedures.

             (b) There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted against Aqua-Chem or any Subsidiary or any affiliated group of which any of them are a member and, as such, responsible for any Taxes. Neither Aqua-Chem nor any of the Subsidiaries has received written notice from any taxing authority of its intent to examine or audit any tax returns of Aqua-Chem or any Subsidiary.

             (c) The reserve for taxes set forth on the 1996 Balance Sheet is sufficient to cover any and all Taxes that may be assessed against Aqua-Chem and/or any of its Subsidiaries in the future relating to any tax period ending on or before December 31, 1996.

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                                                                  EXHIBIT 10.21


         2.9 CONTRACTS. Except for the contracts to be described in Section 2.9 of the Disclosure Schedule, neither Aqua-Chem nor any of its Subsidiaries are a party to any contract or agreement, whether oral or written, with either of the Sellers or any of their respective affiliates.

         2.10 CONSENTS AND APPROVALS. The only authorizations, consents, approvals or notices required of the Sellers to be obtained or given or waiting periods required to expire in connection with or as the result of the Merger pursuant to this Agreement will be as set forth in Section 2.10 of the Disclosure Schedule.

         2.11 INVESTMENT REPRESENTATION. Each of the Sellers agrees that it is acquiring the Series A and Series B Preferred Stock for its own account for investment and not with a view to the offer, sale, transfer or distribution thereof, that it understands the nature and effect of such representation and agreement and that it will not sell, offer to sell or transfer any of the Series A and Series B Preferred Stock so acquired by it except in full compliance with the Securities Act of 1933 and any and all applicable laws, rules or regulations of any State or other governmental authority.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND NEWCO. The Purchaser and Newco represent and warrant to the Sellers as follows:

         3.1 APPROVAL AND PERFORMANCE. The Purchaser is duly organized, validly existing and in current status under the laws of the State of Wisconsin and has the power and authority to enter into this Agreement and perform its obligations hereunder. Newco is duly incorporated, validly existing and in current status under the laws of the State of Delaware and has the power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly approved by all requisite action of the Purchaser and Newco and the Purchaser and Newco have full right, power and authority to enter into

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                                                                  EXHIBIT 10.21


this Agreement and to otherwise perform all of its obligations under this Agreement. The performance of this Agreement, by the Purchaser and Newco will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Purchaser or Newco is a party or by which the Purchaser or Newco are bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or Newco or the property of the Purchaser or Newco. This Agreement constitutes the valid and legally binding agreement of the Purchaser and Newco enforceable in accordance with its terms.

         3.2 CONSENTS AND APPROVALS. Except as set forth in Section 5.1(b) of this Agreement, there are no authorizations, consents, approvals or notices required of the Purchaser to be obtained or given or waiting periods required to expire in connection with or as the result of the purchase of the Shares pursuant to this Agreement.

         3.3 SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement, each of the Purchaser, Newco and the Subsidiaries shall (a) be able to pay their respective debts as they become due;
(b) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Purchaser, Aqua-Chem, Newco or the Subsidiaries.

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                                                                  EXHIBIT 10.21



         SECTION 4. FURTHER AGREEMENTS OF THE PARTIES.

         4.1 ACCESS AND INFORMATION. Mr. Miller and the Sellers shall use their reasonable efforts to cause Aqua-Chem to furnish to the Purchaser and Newco and their representatives, including their accountants, lenders and investors, full access at all reasonable times throughout the period prior to the Closing to the properties, books, contracts, commitments and records of Aqua-Chem and its Subsidiaries and to furnish the Purchaser and Newco with all such information concerning the business of Aqua-Chem and its Subsidiaries as the Purchaser and Newco may reasonably require. Any such access provided to the Purchaser shall not unreasonably interfere with the conduct of the business of Aqua-Chem or the Sellers' interests therein. All such information obtained by the Purchaser, Newco or their accountants, lenders and investors shall be held in confidence and used only for the purposes of consummating the transactions contemplated by this Agreement.

         4.2 CONDUCT OF BUSINESS PENDING CLOSING. Except as permitted by the Agreement or otherwise consented to in writing by the Purchaser and Newco, Mr. Miller and the Sellers agree that pending the Closing:

             (a) The Sellers and Mr. Miller will use their reasonable efforts to cause Aqua-Chem and each of its Subsidiaries to conduct their operations in the ordinary course of business and will not cause or permit Aqua-Chem or any of its Subsidiaries to: (i) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation, in each case other than in the ordinary course of business; (ii) mortgage, pledge or otherwise voluntarily encumber any of

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                                                                  EXHIBIT 10.21


         its properties or assets; (iii) sell or transfer any of its properties or assets or cancel, release or assign any indebtedness owed to them or any claims held by them, other than in the ordinary course of their respective businesses; or (iv) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, other than in the ordinary course of their respective businesses.

                  (b) No change will be made in the certificates of incorporation or the by-laws of Aqua-Chem or its Subsidiaries.

                  (c) No change will be made in the authorized or issued capital stock of Aqua-Chem or its Subsidiaries, nor will any options, calls or commitments for or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire any shares of such stock be issued or granted or agreed to be issued or granted.

                  (d) No dividend or other distribution or payment will be declared or made in respect of the Shares.

                  (e) No increase will be made in the compensation or benefits payable or to become payable by Aqua-Chem or any Subsidiary to any shareholder, director or officer.

                  (f) No contract, lease or commitment will be entered into, terminated or modified by or on behalf of Aqua-Chem or its Subsidiaries, other than contracts entered into, terminated or modified in the normal course of their respective business.

                  (g) The Sellers and Mr. Miller will use their reasonable efforts to cause Aqua-Chem and its Subsidiaries (without making any commitments on behalf of the Purchaser unless otherwise agreed to in advance by the Purchaser and Newco) to preserve their

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                                                                  EXHIBIT 10.21

         business organization intact, to keep available to Aqua-Chem and its Subsidiaries the services of their present officers and employees and to preserve for Aqua-Chem and its Subsidiaries the good will of their suppliers, customers and others having business relations with them.

             (h) The Sellers and Mr. Miller will use their reasonable efforts not to cause or permit any insurance policy presently covering Aqua-Chem obtained through LAH to be canceled or terminated or any of the coverage thereunder to lapse.

         4.3 PAYMENT OF TRANSACTION-RELATED TAXES. All transfer, sales, use, income and similar taxes arising on account of the Merger shall be paid by the parties as set forth in the Tax Reporting and Indemnification Agreement of even date herewith, the terms of which by this reference are incorporated herein.

         4.4 TAXES.

             (a) LAH shall include Aqua-Chem and its Subsidiaries in its U.S. consolidated federal income tax return for its tax period that includes the Closing Date and shall also be responsible for the timely filing of such tax return. The portion of Aqua-Chem's 1997 income, gains, losses, deductions and credits that are included on such consolidated return shall be determined under Treas. Reg. Section 1.1502-76(b) by closing the books of Aqua-Chem as of, and determining the actual amount of Aqua-Chem's income, gains, losses, deductions and credits through, the Closing Date. After the Closing Date, Aqua-Chem shall prepare and furnish to LAH on a timely basis, in a manner consistent with past practice (and without charge to LAH), such tax information as is reasonably required by LAH (including, without limitation, U.S. federal income tax information similar to that previously furnished

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                                                                  EXHIBIT 10.21


         by Aqua-Chem to LAH for tax years ending on or before December 31,
         1995) to prepare consolidated, combined or unitary federal, state or local income tax returns and estimated tax returns that include Aqua-Chem or any of its Subsidiaries for the tax period ending on the Closing Date and for the tax period ending on December 31, 1996. The Sellers shall control the defense of any dispute relating to Taxes of Aqua-Chem or its Subsidiaries that (a) relate to LAH's consolidated U.S. federal income tax return or (b) otherwise relate to any tax period ending on or before the date of Closing.

                  (b) Except as set forth in Section 4.4(a) above, the Purchaser and Aqua-Chem shall be responsible for the filing of all tax returns of Aqua-Chem and its Subsidiaries that are due after the date of Closing and shall control the defense of any dispute relating to Taxes required to be reflected on such tax returns.

                  (c) After the Closing Date, the Purchaser shall cause Aqua-Chem and its successors to cooperate with the Sellers, including, without limitation, providing reasonable access to Aqua-Chem's books, records and other information to the Sellers, their representatives or agents, for use in preparation of the Sellers' tax returns and in connection with any examination of the Sellers' tax returns for any open year prior to the date of Closing until any such year has been closed. Such cooperation shall also include the retention of tax records and information and the naming of employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. In this regard, Aqua-Chem and the Purchaser agree to retain all books and records with respect to tax matters pertinent to Aqua-Chem and its Subsidiaries relating to any tax period that includes or ends on or prior to the date of Closing until such time as the applicable

                                                                  EXHIBIT 10.21


         statutes of limitations have expired and abide by all record retention agreements entered into with any taxing authority of which Aqua-Chem has received written notice.

                  (d) The share of taxes of LAH, Aqua-Chem and its Subsidiaries and any other members of the LAH affiliated group which join in the filing of a U.S. consolidated federal income tax return for the tax year ending December 31, 1996 and Aqua-Chem's tax period ending on the Closing Date and included within LAH's tax year ending December 31, 1997 shall be determined under the Tax Allocation Agreement dated June 25, 1984, including the "Lyonnaise-American Holding Co. and Subsidiaries Changes to Tax Allocation Agreement to reflect Alternative Minimum Tax and Environmental Tax" (hereinafter referred to as the "Tax Allocation Agreement"). The determination of each party's share of taxes (including alternative minimum tax), credits, reimbursements etc. under the Tax Allocation Agreement shall be consistent with the manner in which the parties' shares of taxes were determined for periods ending on or prior to December 31, 1995, and Aqua-Chem, each of the Subsidiaries and LAH shall make payments of their respective shares of taxes at the time and in the manner set forth in the Tax Allocation Agreement. After the Closing Date, neither LAH nor Aqua-Chem and its Subsidiaries shall have any further rights or obligations under the Tax Allocation Agreement; provided, however, that LAH and Aqua-Chem and its Subsidiaries shall remain obligated under the Tax Allocation Agreement to make payments for their respective shares of taxes, credits, reimbursements, etc. for the tax period that includes the Closing Date and for the tax period ending December 31, 1996 as described in this paragraph.

                                                                  EXHIBIT 10.21


               (e) If Aqua-Chem or any of its Subsidiaries realize any tax savings for any tax periods ending after the Closing Date whether by way of deduction, credit, reduction in income or gain, offset, allocation or otherwise (hereinafter referred to as "Tax Savings") as result of any adjustment to the taxable income, loss or credits of Aqua-Chem or any of its Subsidiaries for any tax periods ending on or prior to the Closing Date ("Pre-Closing Tax Adjustments"), and such Tax Savings are not otherwise taken into account as a reduction in any indemnity payable to Aqua-Chem or its Subsidiaries hereunder, Aqua-Chem shall promptly pay to the Sellers the amount of such Tax Savings during the year in which the Tax Savings are actually realized.

               (f) LAH agrees that it shall not make an election under Treas. Reg. Section 1.1502-20(g) to reattribute net operating losses of Aqua-Chem to LAH and shall reimburse Aqua-Chem for any of its net operating losses used by LAH for its tax year ending December 31, 1997 in accordance with the Tax Allocation Agreement.

         4.5   NON-COMPETITION.

         4.5.1 LAH NON-COMPETE. For a period of five years from and after the Closing Date, neither LAH nor any of its affiliates, including, without limitation, any parent or subsidiary companies or other companies under common control with LAH (hereinafter referred to as "LAH Related Parties"), will participate or engage, directly or indirectly, anywhere throughout the world in any business in which it is not already engaged as currently conducted (as will be described in Section 4.5 of the Disclosure Schedule) in competition with the Cleaver-Brooks and/or Industrial Combustion businesses of Aqua-Chem as currently conducted. For a period of three years from and after the Closing Date, neither LAH nor any of its LAH Related Parties will participate or engage,

                                                                  EXHIBIT 10.21


directly or indirectly, anywhere throughout the world in any business in which it is not already engaged as currently conducted (as will be described in Section 4.5 of the Disclosure Schedule) in competition with the Water Technologies business of Aqua-Chem as currently conducted; provided, however, that the foregoing restriction shall not prohibit LAH or any LAH Related Parties, from acquiring a business with existing interests in this sector.

         4.5.2 GESTRA NON-COMPETE. For a period of five years from and after the Closing Date, neither Gestra nor any of its affiliates, including, without limitation, any parent or subsidiary companies or other companies under common control with Gestra (hereinafter referred to as "Gestra Related Parties"), will participate or engage, directly or indirectly, anywhere throughout the world other than in the United States in any business in which it is not already engaged as currently conducted (as will be described in Section 4.5 of the Disclosure Schedule) in competition with the Water Technologies, Cleaver-Brooks, and/or Industrial Combustion businesses of Aqua-Chem as currently conducted.

         4.5.3 MISCELLANEOUS MATTERS. The Sellers acknowledge and agree that (a) Aqua-Chem's businesses are international in scope, (b) the foregoing restrictions are reasonable and necessary to protect the goodwill of Aqua-Chem,
(c) in addition to any other remedies available to it, Aqua-Chem shall be entitled to injunctive relief without the posting of a bond or other collateral,
(d) neither LAH nor Gestra shall oppose the granting of such an injunction and
(e) in the event that any of the foregoing restrictions should be determined by a final non-appealable order of a court of competent jurisdiction to be overly broad and, therefore, unenforceable, such restrictions without further action of the parties shall be deemed to be amended to the extent necessary to render such restrictions enforceable and, as so amended, shall be enforced. The parties expressly recognize that lost profits

                                                                  EXHIBIT 10.21


from business opportunities missed as a result of a Seller's violation of the covenants in Section 4.5.1 or 4.5.2 shall constitute direct damages and, under such circumstances, are not prohibited as damages by reason of Section 11.11 of this Agreement.

         4.6 FURTHER OBLIGATIONS OF THE PARTIES. The parties shall apply for and diligently prosecute all applications for, and shall use their best efforts promptly to obtain, all consents, authorizations and approvals from such governmental authorities as shall be necessary to permit the consummation of the transactions contemplated by this Agreement and shall use their best efforts to bring about the satisfaction as soon as practicable of all the conditions to Closing contained in Section 5 of this Agreement, including obtaining the required financing, and to effect the consummation of the transactions contemplated by this Agreement.

         4.7 THE SELLERS' DUE DILIGENCE. Mr. Miller shall cooperate with the Sellers to enable the Sellers to perform their due diligence during the period prior to the date of Closing.

         4.8 RETURN OF INFORMATION. In the event the Closing under this Agreement does not occur for any reason, the Purchaser and Newco shall immediately return to Aqua-Chem any and all information regarding Aqua-Chem, its business and prospects and any information about the Sellers obtained by the Purchaser, Newco and their representatives in the course of investigating the Merger, negotiating this Agreement or delivered to them pursuant to this Agreement. In view of the proprietary nature of the information referred to in this Section 4.8, the parties acknowledge and agree that there is no adequate remedy at law in the event of breach of this Agreement by the Purchaser or Newco, and that, therefore, in the event of any breach, the Sellers shall, in addition to any other remedies available to them, be entitled to obtain an immediate injunction, without the

                                                                  EXHIBIT 10.21


posting of a bond or other collateral, ordering the Purchaser and Newco to return any and all such information.

         4.9 LOAN AGREEMENT AND PERFORMANCE BONDS. On the date of Closing, the Purchaser and Newco shall cause Aqua-Chem to pay off all amounts owed to its existing lenders pursuant to the Loan Agreement between Aqua-Chem and such lenders to close this transaction. The Purchaser, Newco and Aqua-Chem shall use their best efforts to cause LAH and the LAH Related Parties to be released (and it shall be a condition to the obligations of the Sellers to close this transaction that LAH and all related parties be released) from any guarantees or backing in any way of obligations of Aqua-Chem or any of its subsidiaries, including performance bonds outstanding on the date of Closing and, in the event they are unable to obtain a release and Sellers waive their condition to Closing, the Purchaser, Newco and Aqua-Chem, from and after the date of Closing, shall indemnify and hold harmless LAH and the LAH Related Parties from any and all liabilities, damages and expenses (including reasonable attorneys' fees) incurred by any of them in connection with such performance bonds or other obligations. The Purchaser, Newco and Aqua-Chem, prior to the date of the Closing, shall take any and all actions necessary to cause the LAH guarantee of performance bonds to be terminated as to any performance bonds to be issued on or after the date of Closing.

         SECTION 5. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PARTIES.

         5.1 CONDITIONS TO OBLIGATIONS OF THE SELLERS, AQUA-CHEM, NEWCO AND THE PURCHASER.
The obligations set forth herein of the Sellers, Aqua-Chem, Newco and the Purchaser to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment (or waiver), at or prior to the Closing, of the following conditions:

                                                                  EXHIBIT 10.21


                  (a) Injunction. There shall not be in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                  (b) HSR. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions contemplated by this Agreement shall have terminated or expired.

                  (c) Financing. The Purchaser, Newco and Aqua-Chem shall have obtained equity and debt financing in any amount sufficient to enable them to consummate the transactions contemplated by this Agreement and to provide Newco with working capital.

         5.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS. The obligations set forth herein of the Sellers to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment (or waiver) at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties True. The Purchaser's and Newco's representations and warranties contained in this Agreement shall be true and correct at the Closing as though made at such time.

                  (b) Performance. The Purchaser and Newco shall have performed and complied with all agreements and satisfied all conditions required by this Agreement to be performed or satisfied by them prior to or at the Closing.

                  (c) Certificates of the Purchaser's and Newco's Officers. The Sellers shall have received a certificate, dated the Closing, of an officer of each of the Purchaser and Newco as to Paragraphs 5.2(a) and 5.2(b) and such other certificates or documents as the Sellers shall reasonably deem necessary.

                                                                  EXHIBIT 10.21

             (d) Opinion of the Purchaser's Counsel. The Sellers shall have received an opinion, dated as of the Closing, of the Purchaser's legal counsel satisfactory in form and substance to the Sellers.

         5.3 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND NEWCO. The obligations as set forth herein of the Purchaser and Newco to consummate the transactions contemplated in this Agreement at the Closing are subject to the fulfillment (or waiver) at or prior to the Closing of the following conditions:

             (a) Representations and Warranties True. The Sellers' representations and warranties contained in this Agreement (as amended by the Disclosure Schedule delivered to the Purchaser and Newco prior to the Closing) shall be true and correct at the Closing as though made at such time.

             (b) Disclosure Schedule. The Disclosure Schedule shall be satisfactory in form and substance to Newco and the Purchaser; provided that no items in the Disclosure Schedule reflecting any event, condition or development after the date hereof, or reflecting any discovery of an event or condition unknown as of the date hereof, may constitute the basis on which the Purchaser and Newco do not consummate the transactions contemplated in this Agreement at the Closing, unless such items in the aggregate would reasonably be expected to have a material adverse effect on Aqua-Chem's business or financial condition.

             (c) Performance. The Sellers and Aqua-Chem shall have performed and complied with all agreements and satisfied all conditions required by this Agreement to be performed or satisfied by them prior to or at the Closing.

                                                                  EXHIBIT 10.21


             (d) Opinion of the Sellers' Counsel. The Purchaser and Newco shall have received an opinion, dated as of the Closing, of the Sellers' legal counsel, satisfactory in form and substance to the Purchaser and Newco.

             (e) Gestra Assurances. Gestra shall have presented the Purchaser and Newco with written assurances, reasonably satisfactory in form and substance to the Purchaser, of Gestra's ability to fulfill its General Indemnity obligations.

             (f) Certificates of the Sellers' Officers. The Purchaser and
         Newco shall have received a certificate, dated as of the Closing, of an officer or authorized person of each of the Sellers as to Paragraphs 5.3(a) and 5.3(c).

         SECTION 6. GENERAL INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         6.1 THE SELLERS' GENERAL INDEMNITY. From and after the Closing, the Sellers severally and not jointly shall indemnify and hold harmless the Purchaser, Newco and Aqua-Chem and their respective officers, directors, employees, stockholders, successors and affiliates ("Purchaser Group") from and against any loss, liability or damages (including reasonable attorneys' fees) and other costs (excluding salaries and fringe benefits of employees of the Purchaser Group) and expenses incurred or sustained by the Purchaser Group as a result of the nonfulfillment of any agreement of the Sellers or the breach or inaccuracy of any representation or warranty made by the Sellers under this Agreement, plus interest at the rate hereinafter specified on the foregoing amounts from the date the same were initially incurred to the "Date of Recovery" (which shall mean the actual date of the redemption of the Series A and Series B Preferred Stock, if recovery is by means of offset against either the Series A or Preferred B Stock, or the date of receipt of actual payment by the Purchaser Group, if recovery is by means of direct payment by the Sellers). All of the foregoing amounts are

                                                                  EXHIBIT 10.21


hereinafter collectively referred to as "General Indemnity Damages" and the indemnity set forth above is hereinafter referred to as the "General Indemnity." The General Indemnity is subject to the following terms and conditions: (1) there shall not be any duplicative payments or indemnities by the Sellers; (2) no breach of any representation or warranty shall arise from, relate to, or be caused by matters which are the subject of the indemnities set forth in Section 7 or 8 of this Agreement; (3) the Sellers' obligations with respect to General Indemnity Damages shall be satisfied solely and exclusively in the manner specified in Section 9 of this Agreement; and (4) the interest rate used in computing General Indemnity Damages shall be (i) four percent (4%) for such General Indemnity Damages as are recovered by offset or recovery of amounts due or paid with respect to the Series B Preferred Stock and (ii) six percent (6%) for such General Indemnity Damages as are recovered by offset or recovery of amounts due or paid with respect to the Series A Preferred Stock (with no interest otherwise being applicable).

                  The right of the Purchaser Group to indemnification under this Section shall be limited as follows:

                  (a) Knowledge of the Management Group. Except as set forth in
         Section 6.1(e) below, the Sellers shall have no obligation to indemnify the Purchaser Group for any General Indemnity Damages incurred as the result of the breach or inaccuracy of a representation or warranty to the extent that the matter constituting the breach or inaccuracy of such representation or warranty asserted by the Purchaser Group was known by the Management Group at the Closing Date.

                  (b) Insurance Recoveries. The amount of any General Indemnity Damages the Purchaser Group may otherwise be entitled to recover under this Section shall be reduced by

                                                                  EXHIBIT 10.21


         the net amount the Purchaser Group recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such General Indemnity Damages, and the Purchaser Group shall use reasonable efforts to effect any such recovery.

                  (c) Minimum Claim. Except as set forth in Section 6.1(e) below: (i) no representation or warranty of the Seller's shall be deemed to be breached unless the General Indemnity Damages (excluding interest as set forth in the first paragraph of this Section 6.1 above) incurred by the Purchaser Group from the set of facts constituting the breach equal or exceed $50,000; provided that once such threshold has been equaled or exceeded all General Indemnity Damages (excluding interest) shall be included for purposes of the limitation set forth in the next sentence; and (ii) the Sellers shall not have any liability to indemnify the Purchaser Group under this Section unless the aggregate amount of General Indemnity Damages (excluding interest) suffered by the Purchaser Group exceeds $300,000, in which event the Sellers shall only be obligated to indemnify the Purchaser Group for its aggregate General Indemnity Damages (excluding interest) in excess of $300,000.

                  (d) Maximum Liability. Except as set forth in Section 6.1(e) below, the aggregate amount of General Indemnity Damages (including interest as set forth in the first paragraph of this Section 6.1 above) payable to the Purchaser Group and the maximum liability of the Sellers under this Section resulting from the breach or inaccuracy of all representations and warranties shall be $5,000,000.

                  (e) Exceptions to Knowledge, Minimum Claim and Maximum Liability Provisions. The limitations of Sections 6.1(a), (c) and (d) shall not apply to General

                                                                  EXHIBIT 10.21

         Indemnity Damages arising from a breach or inaccuracy of the representations and warranties set forth in Section 2.3(a) of this Agreement.

         6.2 THE PURCHASER'S AND NEWCO'S GENERAL INDEMNITY. From and after the Closing, the Purchaser and Newco shall indemnify and hold harmless the Sellers and their respective officers, directors, employees, stockholders, successors and affiliates ("Seller Group") from and against any loss, liability or damage (including reasonable attorneys' fees) and other costs (excluding salaries and fringe benefits of employees of the Seller Group) and expenses (hereinafter collectively referred to as "Damages"), incurred or sustained by the Seller Group as a result of the nonfulfillment of any agreement of the Purchaser or Newco or the breach or inaccuracy of any representation or warranty made by the Purchaser or Newco under this Agreement; provided, that there shall not be any duplicative payments or indemnities by the Purchaser or Newco.

         The right of the Seller Group to indemnification under this Section shall be limited as follows:

             (a) Knowledge of the Sellers. Neither the Purchaser nor Newco shall have any obligation to indemnify the Seller Group for any Damages incurred as the result of the breach or inaccuracy of a representation or warranty to the extent that the breach or inaccuracy of such representation or warranty asserted by the Seller Group was known by the Seller Group at the Closing Date.

             (b) Insurance Recoveries. The amount of any Damages the Seller Group may otherwise be entitled to recover under this Section shall be reduced by the net amount the Seller Group recovers (after deducting all attorneys' fees, expenses and other costs of

                                                                  EXHIBIT 10.21


         recovery) from any insurer or other party liable for such Damages, and the Seller Group shall use reasonable efforts to effect any such recovery.

             (c) Minimum Claim. No representation or warranty of the Purchaser or Newco shall be deemed to be breached unless the Damages incurred by the Seller Group from the set of facts constituting the breach equal or exceed $50,000; provided, that once such threshold has been equaled or exceeded all Damages shall be included for purposes of the limitation set forth in the next sentence. Neither the Purchaser nor Newco shall have any liability to indemnify the Seller Group under this Section unless the aggregate amount of Damages suffered by the Seller Group exceeds $300,000, in which event the Purchaser and Newco shall only be obligated to indemnify the Seller Group for its aggregate Damages in excess of $300,000.

             (d) Maximum Liability. The aggregate amount of Damages payable to the Seller Group and the combined maximum liability of the Purchaser and Newco under this Section resulting from the breach or inaccuracy of all representations and warranties shall be $5,000,000.

             (e) Exceptions to Knowledge, Minimum Claim and Maximum
         Liability Provisions. The limitations of Sections 6.2(a), (c) and (d) shall not apply to Damages arising from a breach or inaccuracy of the representations and warranties set forth in Section 3.1 of this Agreement.

         6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as hereinafter set forth in this Section 6.3, any claim for indemnification under
Section 6.1 or Section 6.2 with respect to the representations and warranties of the Sellers or the Purchaser or Newco set forth in this Agreement

                                                                  EXHIBIT 10.21

must be brought prior to the second anniversary of the Closing. The representations and warranties of the Sellers set forth in Section 2.8 of this Agreement shall survive the Closing until the expiration of the applicable statute of limitations (including any extensions thereof) for any tax period of Aqua-Chem or its Subsidiaries which ends on or before the date of Closing. The representations and warranties set forth in Section 2.3(a) of this Agreement shall survive the Closing until the expiration of the statute of limitations governing contracts.

         6.4 GENERAL INDEMNITY PROCEDURES. A party entitled to indemnification under Section 6.1 or 6.2 of this Agreement shall herein be referred to as an "Indemnitee." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "Indemnitor." Promptly after an Indemnitee either
(a) receiving notice of any claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder or (b) sustaining any Damages not involving a third-party claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall notify such Indemnitor in writing in reasonable detail of such claim, action or Damages, as the case may be. Upon receipt of such notice, the Indemnitor, at its expense, shall be entitled to participate in such claim or action, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and, if the Indemnitor assumes the defense of such claim, settle or compromise such claim or action; provided, that (a) any such settlement or compromise includes an absolute and unconditional release of the Indemnitee, (b) does not involve remedies (other than monetary damages) materially affecting the Indemnitee or its property or business and (c) such settlement or compromise does not have material, future, negative implications for the Indemnitee's business. After notice to the Indemnitee of the Indemnitor's

                                                                  EXHIBIT 10.21


election to assume the defense of such claim or action, the Indemnitor may not, thereafter, challenge its duty to indemnify the Indemnitee and shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnitee, at its own expense, shall have the right to employ counsel to represent it if either (x) such claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have a material adverse effect on such Indemnitee or (y) the Indemnitee may have available to it one or more defenses or counterclaims which are not available to or are inconsistent with any position of the Indemnitor. If the Indemnitor does not elect to assume the defense of such claim or action, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect thereto and shall not settle or compromise any such claim or action without the prior written consent of the Indemnitor, which consent shall not unreasonably be withheld. The parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action.

         6.5 TERMINATION OF GENERAL INDEMNITY. Notwithstanding anything to the contrary in this Agreement, the General Indemnity shall, except as to pending claims with respect to which the Sellers have previously received written notice, terminate upon the first to occur of the following events: (a) cumulatively more than two-thirds (2/3) of the outstanding equity interests in Newco (which for purposes of this Section 6.5 and Sections 7.3 and 8.2 shall include any successor thereto or any holding company whose principal asset consists of its investment in Newco or such successor) are, in one or more transactions, sold to an "Unrelated Third Party," which shall mean one or more parties not directly or indirectly controlled by, controlling, or under common control with

                                                                  EXHIBIT 10.21


Newco (an "Overall Ownership Shift"); (b) at such time as the Management Group and other then current management employees of Newco or their family members or trusts, limited liability companies or partnerships for their benefit (together, the "Employee Ownership Group") collectively cease to retain a beneficial ownership interest of at least 50% of the equity interest in Newco initially reserved for the Employee Ownership Group (excluding any amounts reserved for the Employee Ownership Group which are contingent upon the future performance of Newco) unless such reduction is the result of (i) the issuance of additional equity interests by Newco to persons other than the Employee Ownership Group or
(ii) a sale of such equity interests by the Employee Ownership Group due to Newco's being in substantial distress as, for example, evidenced by the declaration of a default by the holders of Newco's debt instruments (an "Employee Ownership Shift"); (c) the transfer of substantially all of the assets of Newco to an Unrelated Third Party whether by sale, merger, consolidation or otherwise (an "Asset Shift") or (d) the consummation of an initial public offering of the equity securities of Newco (an "IPO").


         SECTION 7. [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION]

                                                                   EXHIBIT 10.21





SECTION 7. [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION]

                                                                   EXHIBIT 10.21


         SECTION 8. [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION]



         SECTION 9. PRIORITY AND PROCEDURES FOR SATISFACTION OF GENERAL INDEMNITY, [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION]



         9.1 UPON REDEMPTION OF SERIES A AND SERIES B PREFERRED STOCK. The General Indemnity, [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] obligations of each Seller as the same shall have accrued from the date of Closing to the date of redemption of the Series A and Series B Preferred Stock shall be satisfied from such Seller's shares of the Series A and Series B Preferred Stock and required cash payments in accordance with the priorities and solely and exclusively in the manner hereinafter set forth.

                                                                  EXHIBIT 10.21



             (a) First, the [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] obligation (as the same shall exist at the time of redemption of the Series B Preferred Stock) shall be satisfied in full and solely and exclusively (i) first, by reducing the redemption price of the Series B Preferred Stock and (ii) second, by reducing the dividends accrued on the Series B Preferred Stock.



             (b) Second, the [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] obligation (as the same shall exist at the time of redemption of the Series A and Series B Preferred Stock) shall be satisfied in full and solely and exclusively (i) first, by reducing any remaining redemption price of the Series B Preferred Stock, (ii) second, by reducing any remaining dividends accrued on the Series B Preferred Stock, (iii) third, by reducing the dividends accrued on the Series A Stock and (iv) fourth, by reducing the redemption price of the Series A Preferred Stock.


             (c) Third, the General Indemnity obligation (as the same shall exist at the time of redemption of the Series B Preferred Stock) shall be satisfied in full and solely and exclusively (i) first, by reducing any remaining redemption price of the Series B Preferred Stock, (ii) second, by reducing any remaining dividends accrued on the Series B Preferred Stock, (iii) third, by reducing any remaining dividends accrued on the Series A Preferred Stock, (iv) fourth, by reducing any remaining redemption price of the Series A Preferred Stock and (v) fifth, by cash payment from the Seller.


        9.2 SUBSEQUENT TO REDEMPTION OF SERIES A AND SERIES B PREFERRED STOCK. Subject in all respects to the limitations on indemnification set forth in Sections 6, 7 and 8 of this Agreement, the General Indemnity, [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] obligations of each Seller as the same shall accrue from and after the date of redemption of the Series A and Series B Preferred

                                                                   EXHIBIT 10.21


Stock shall be satisfied in accordance with the priorities and solely and exclusively in the manner hereinafter set forth.


                  (a) First, any unfulfilled [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE
         COMMISSION] obligation   shall be satisfied by cash payment from the
         Seller to the Purchaser Group, with such payment not to exceed an amount equal to (i) the cash proceeds in payment of the redemption price and accrued dividends actually received by the Seller upon redemption of its Series B Preferred Stock, plus (ii) the amount of any General Indemnity obligation of the Seller that was satisfied at the time of redemption by offset against the redemption price and/or accrued dividends paid with respect to the Seller's Series B Preferred Stock, plus (iii) the amount of any [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] obligation of the Seller that was satisfied at the time of redemption by offset against the redemption price and/or accrued dividends paid with respect to the Seller's Series B Preferred Stock, minus (iv) any previous payments made by the Seller to the Purchaser Group subsequent to the date of such redemption pursuant to this paragraph (a).

                  (b) Second, any unfulfilled [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] obligation shall be satisfied by cash payment from the Seller to the Purchaser Group, with such payment not to exceed an amount equal to (i) the cash proceeds in payment of the redemption price and accrued dividends actually received by the Seller upon redemption of its Series A and Series B Preferred Stock, plus (ii) the amount of any General Indemnity obligation of the Seller that was satisfied at the time of redemption by offset against the redemption price and/or accrued dividends paid with respect to the Seller's Series A or Series B Preferred Stock, minus (iii) the sum of (A) any previous payments made by the Seller to the Purchaser Group subsequent to the date of such redemption pursuant to paragraph (a) immediately above or this paragraph

                                                                  EXHIBIT 10.21


         (b), plus (B) any current payment to be made by the Seller pursuant to paragraph (a) immediately above.

                  (c) Third, any unfulfilled General Indemnity obligation shall be satisfied by cash payment from the Seller to the Purchaser Group, with such payment not to exceed an amount equal to Five Million Dollars ($5,000,000) minus the sum of (i) the amount of any General Indemnity obligation of the Seller that was satisfied at the time of redemption by offset against the redemption price and/or accrued dividends paid with respect to the Seller's Series A or Series B Preferred Stock, and minus the sum of (ii) any previous payments made by the Seller to the Purchaser Group subsequent to the date of such redemption pursuant to this paragraph (c).


Notwithstanding anything to the contrary in this Section 9.2, the total indemnity to the Purchaser Group with respect to [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] and interest thereon shall not exceed the lesser of (i) the redemption price plus accrued dividends for the Series A and Series B Preferred Stock and (ii) $10,000,000.

         SECTION 10.  TERMINATION.

         Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated as follows, and in no other manner:

                  (a) by the mutual written consent of the parties to this Agreement; or

                  (b) by the Sellers and Aqua-Chem on the one hand or by the Purchaser and Newco on the other hand if, for any reason, the Closing has not occurred on or prior to August 1, 1997.

                                                                  EXHIBIT 10.21


         SECTION 11. MISCELLANEOUS.

         11.1 EXPENSES. The Purchaser and Newco have used the services of SPP Hambro & Co. and Robert D. Endacott as placement agent and financial advisor in connection with the transactions contemplated by this Agreement. The Purchaser and Newco have agreed to pay such parties a success fee for their services and shall be solely responsible for such fees in the event the transactions contemplated by this Agreement are consummated. Aqua-Chem has agreed to pay the monthly retainer due Robert D. Endacott, the expense reimbursements due Robert
D. Endacott and SPP Hambro & Co., the fees and disbursements of Whyte Hirschboeck Dudek S.C. and the costs of obtaining financing for the transactions contemplated by this Agreement. Neither the Purchaser nor Aqua-Chem has entered into an agreement with any other party obligating either of them to pay any brokerage or other commissions or fees in connection with the transactions contemplated by this Agreement. The Sellers have used the services of Alan Nelson and Baker & Botts, L.L.P. in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby and shall be solely responsible for all fees and disbursements owed to them. Neither of the Sellers has entered into an agreement with any other party obligating either of them to pay any brokerage or other commissions or fees in connection with the transactions contemplated by this Agreement.

         11.2 PUBLIC DISCLOSURE. Each of the parties to this Agreement hereby agrees with the other parties that, except as may be necessary to comply with the requirements of applicable law (in the reasonable opinion of counsel), no press release or similar public announcement or communication or any announcement or communications to customers or suppliers of Aqua-Chem

                                                                  EXHIBIT 10.21


or its Subsidiaries will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by both parties.

         11.3 GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Wisconsin. Any dispute relating to this Agreement or its interpretation or the transactions contemplated hereby shall be resolved by binding arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association by a panel of three arbitrators. Any arbitration award so obtained may be enforced in any Wisconsin State court or Federal court of the United States of America sitting in Milwaukee, Wisconsin and each of the parties hereto hereby irrevocably and unconditionally submits itself and its property to the jurisdiction of such courts. Each of the parties hereby agrees that a judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         11.4 NOTICES. Any notices or other communications required under this Agreement shall be in writing and, shall be deemed to have been given and received when (a) delivered in person (b) if mailed, sent by United States certified mail, return receipt requested or (c) if by overnight delivery, sent by an internationally recognized delivery service, with proper postage prepaid and if mailed and sent by overnight delivery:

              to the Sellers and/or Aqua-Chem, addressed to:

              Lyonnaise American Holding, Inc.          Gestra Corporation N.V.
              c/o Patrick Babin                         c/o J. Barry Switzer
              Northumbrian Water Group                  Rezayat America Inc.
              24. St James's Square                     Suite 580
              SW1Y6HZ London, England                   11000 Richmond Avenue
                                                        Houston, TX 77042

                                                                  EXHIBIT 10.21


                           Aqua-Chem, Inc.
                           c/o Patrick Babin
                           P.O. Box 421
                           Milwaukee, WI 53202

                  with a copy to:

                           Robert P. Wright
                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas 77002-4995

                           if to the Purchaser and/or Newco, addressed to:

                           Rush Creek LLC
                           ATTN:  Jeffrey A. Miller
                           P.O. Box 421
                           Milwaukee, WI 53201

                           A-C Acquisition Corp.
                           ATTN: Jeffrey A. Miller
                           P.O. Box 421
                           Milwaukee, WI 53201

                  with a copy to:

                           James A. Feddersen
                           Whyte Hirschboeck Dudek S.C.
                           111 East Wisconsin Avenue, Suite 2100
                           Milwaukee, WI 53202

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

         11.5 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                                                                  EXHIBIT 10.21



      11.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      11.7 ENTIRE AGREEMENT; MODIFICATION. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings. Except as set forth herein, there are no agreements or understandings, and no party makes any representations or warranties to any other party, except as and to the extent set forth herein. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

      11.8 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION PROVISION; RELATIONSHIP BETWEEN THE PARTIES. It is the explicit intent and understanding of each of the parties hereto that no party nor any of its affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement, and no party is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or any other party's affiliates, representatives or agents, except for the representations and warranties so set forth. The indemnity provided for in
Section 6 hereto shall be the sole and exclusive remedy of the Purchaser Group and the Seller Group from and after the Closing for any inaccuracy of any representation or warranty or any failure of breach of any covenant, obligations, condition or agreement to be performed or fulfilled by any party. [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION]

                                                                  EXHIBIT 10.21


         11.9 POST-CLOSING ACCESS. In connection with any matter relating to any period prior to, or any period ending on, the Closing, the Purchaser shall, upon request and at the expense of the Sellers, permit the Sellers and their representatives full access at all reasonable times to the books and records of Newco and the Subsidiaries which shall have been transferred to the Purchaser to the extent necessary to permit the Sellers to defend any third party claims for which the Purchaser Group is seeking indemnification. The Purchaser shall not dispose of such books and records during the seven-year period following the Closing Date without the Sellers' consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, the Purchaser may dispose of such books and records at any time upon giving 60 days prior written notice to the Sellers, unless the Sellers agree to take possession of such books and records within 60 days at no expense to the Purchaser.

         11.10 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that prior to the Closing, this Agreement may not be assigned without the prior written consent of all parties.

         11.11 WAIVER OF PUNITIVE AND OTHER DAMAGES. Notwithstanding anything to the contrary contained in this Agreement, except with respect to the provisions of Section 4.5 of this Agreement relating to lost profits, the parties to this Agreement expressly waive and forego any right to recover punitive, exemplary, lost profits, consequential or similar damages in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby.

                                                                   EXHIBIT 10.21


      11.12 AUDIT RIGHTS. Sellers and their representatives shall have the right to audit Newco's books and records relating to the calculation of (i) the redemption value of the Series B preferred Stock and/or (ii) General Indemnity Damages, [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] during business hours at Newco's offices for the purposes of confirming such calculations. All relevant books and records will be kept at such offices and will be made available for inspection and copying. All information received as part of such audits (including all copies thereof and any analyses reflecting such information) shall be destroyed by Sellers immediately upon resolution of any dispute concerning such calculations, and no such information shall be disclosed by Sellers to any third party except as may be necessary to enforce their rights under this Agreement.


      IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

RUSH CREEK LLC                              LYONNAISE AMERICAN HOLDING, INC.

By: /s/ Jeffrey A. Miller                   By: /s/ Patrick Babin
   ---------------------------                 -----------------------------
                                                  Patrick Babin
                                                  Authorized Signatory

   /s/ Jeffrey A. Miller
-----------------------------------
    Jeffrey A. Miller, Individually


AQUA-CHEM, INC.                             GESTRA CORPORATION, N.V.

By:  /s/ Patrick Babin                      By:  /s/ Barry Switzer
   --------------------------------            ------------------------------
                                                   J. Barry Switzer
                                                   Authorized Signatory


A-C ACQUISITION CORP.

By: /s/ Jeffrey A. Miller
   --------------------------------

                                                                  EXHIBIT 10.21
                                    EXHIBIT A

                              CERTIFICATE OF MERGER

                                 AQUA-CHEM, INC.
                             (A Delware corporation)

                                  WITH AND INTO

                              A-C ACQUISITION CORP.
                            (a Delaware corporation)


         On behalf of the Surviving Corporation named herein, and pursuant to
Section 251 of the Delaware General Corporation Law, the undersigned hereby makes and executes this Certificate of Merger and states as follows:

         1.       The Constituent Corporations:

                  A-C Acquisition Corp., a Delaware corporation, the Surviving Corporation.

                  Aqua-Chem, Inc., a Delaware corporation, the Merging Corporation.


         2.       Agreement and Plan of Merger

                  An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with subsection (c) of
                  Section 251 of the Delaware General Corporation Law.


         3.       Surviving Corporation

                  The name of the Surviving Corporation is A-C Acquisition Corp.


         4.       Amendment to Certificate of Incorporation.

                  The Certificate of Incorporation of A-C Acquisition Corp. shall be amended as follows:

                                                                  EXHIBIT 10.21

                                    EXHIBIT A

                           a)       The name of the corporation shall be
                                    Aqua-Chem, Inc.

                           b)       Schedule A to Article Four of the
                                    Certificate of Incorporation is hereby
                                    replaced in its entirety by Schedule A,
                                    attached hereto.

                  The Certificate of Incorporation of the Surviving Corporation, as so amended, shall remain in effect as the Certificate of Incorporation of the Surviving Corporation after the merger.


         5.       Agreement and Plan of Merger on File.

                  The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, located at 7800 N. 113th Street, Milwaukee, WI 53224.


         6.       Copy of Agreement and Plan of Merger Available

                  A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any Constituent Corporation.

         Dated: July 31, 1997.

                                     A-C ACQUISITION CORP.



                                     By:     /s/ JA Miller
                                        ----------------------------------------
                                              Jeffrey A. Miller, President




                                     Attest:    /s/ J. Scott Barton
                                            ------------------------------------
                                              J. Scott Barton, Vice President

                                                                  EXHIBIT 10.21



                                   SCHEDULE A

                                   WATER TECH
                   PROJECTED EARNINGS BEFORE INCOME AND TAXES
                                   1997 - 2001


                                    EBIT

1997                                $2,474,000
1998                                $3,156,000
1999                                $4,720,000
2000                                $6,890,000
2001                                $8,979,000



                                 AQUA-CHEM, INC.
                   PROJECTED EARNINGS BEFORE INCOME AND TAXES
                                    1997-2001


                                    EBIT

1997                                $13,065,000
1998                                $15,108,000
1999                                $19,684,000
2000                                $25,454,000
2001                                $32,713,000

                                                                  EXHIBIT 10.21
                                    EXHIBIT B

                                   TERMS SHEET

                            SERIES A PREFERRED STOCK

REDEMPTION PRICE:                 $5,000,000

DIVIDEND:                         $75,000 per quarter, commencing on the Closing
                                  Date; dividend is cumulative and payable only upon redemption.

OFFSET ADJUSTMENTS:               Redemption Price and Dividends are
                                  subject to offset pursuant to the terms of the Stock Purchase Agreement.

TRANSFER RESTRICTIONS:            Not Transferable other than to
                                  companies controlled by, controlling or under common control with the initial Holder, provided that such transferee is not engaged in any business which is in competition with any business engaged in by Aqua-Chem.

VOTING RIGHTS:                    None

LIQUIDATION PREFERENCE:           Right to receive Redemption Price
                                  plus all accrued dividends before any amounts are distributed with respect to the Common
                                  Stock.

REDEMPTION PROVISIONS:

      PUT OPTION --               Holders of Series A Preferred shall
                                  have the right, at the Holders election, by written notice to the Company, to require the Company to redeem the Series A Preferred at the Redemption Price plus accrued dividends
                                  (i) simultaneous with the occurrence of an Overall Ownership Shift, Employee Ownership
                                  Shift or an Asset Shift (ii) within the 120 day period following an IPO of the Company's equity securities (iii) within the 120 day period following a refinancing and retirement of the J.H. Whitney Subordinated Debt, (iv) seven years after issuance. In the event that the Put Option would become exercisable by reason of an Overall Ownership Shift or an Employee Ownership Shift under the circumstances other than a sale of all of the stock of the Company (other than the Series A and B Preferred Stock), and the exercise of the Put Option under such other circumstances would cause the Company to be in default of covenants with lenders, the exercise of the Put Option shall

                                                                   EXHIBIT 10.21


                                  EXHIBIT B

                               be deferred until such time as its exercise would not cause a default (but not later than 7 years after issuance). During any such deferral period, the Company shall use its best efforts with lenders to obtain an amendment or waiver to permit such exercise and shall not permit any increase to occur in the compensation payable to any member of the Management Group or repurchase any of its other outstanding stock. No deferral or delay in the exercise of the Put Option shall prevent the termination of the [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] or General Indemnity in accordance with the terms of the Stock Purchase Agreement.


    CALL OPTION --             Company shall have the right to call the Series A
                               Preferred at any time at the Redemption Price plus accrued dividends.

DEFAULT: In the event of a default in payment of redemption price or accrued dividends, dividend increases to $112,500 per quarter (50% increase).

RIGHT TO RECEIVE FINANCIAL INFORMATION; NON DISCLOSURE:

The Company shall each year furnish the Holders with its June 30 internally prepared unaudited income statement and balance sheet on or before August 31 and with its annual audited year end income statement and balance sheet on or before March 31. Access to such financial statements shall be strictly limited by Holder to those persons employed by Holder and its affiliates who have responsibility for monitoring the investment in the Company and, under no circumstances, shall such financial statements or the information contained therein be made available or disclosed to any other persons or used for any other purposes.

                                                                  EXHIBIT 10.21

                                    EXHIBIT B

                                   TERMS SHEET

                            SERIES B PREFERRED STOCK


REDEMPTION PRICE:

         NORMAL REDEMPTION PRICE

         Except as hereinafter specifically set forth to the contrary in this Terms Sheet, the redemption price of the Series B Preferred Stock (the "Normal Redemption Price") shall be based upon the level of attainment of Water Tech cumulative EBIT for the period 1997 through 2001 as set forth in attached Schedule as hereinafter set forth.

         If actual cumulative EBIT is less than 80% of cumulative EBIT shown on the Schedule, the Normal Redemption Price shall be zero.

         If actual cumulative EBIT is 80% or more of cumulative EBIT shown on the Schedule, the Normal Redemption Price shall be $2.5 million.

         If actual cumulative EBIT is 120% or more of cumulative EBIT shown on the Schedule, the Normal Redemption Price shall be $7.5 million.

         If actual cumulative EBIT is more than 80% but less than 120% of cumulative EBIT shown on the Schedule, the Normal Redemption Price shall move proportionately from $2.5 million to $7.5 million, so that at 90% it shall be $3.75 million, at 100% it is $5 million, at 110% it is $6.25 million, etc.

         Cumulative EBIT thresholds shown on the Schedule shall not be adjusted in the event of an acquisition.

         If prior to December 31, 2001 either (a) the Water Tech business is sold to an Unrelated Third Party or (b) there occurs an Overall Ownership Shift or an Employee Ownership Shift, then in any of such event, post sale EBIT requirements will be deemed to be fulfilled to the extent of actual pre-divestiture fulfillment of EBIT requirements.

SALE OF WATER TECH BUSINESS (WITH ALTERNATIVES DEPENDENT UPON WHETHER TRANSACTION RESTRUCTURED AS MERGER)

(APPLICABLE ONLY IF TRANSACTION RESTRUCTURED AS MERGER)

If the Water Tech business is sold to an Unrelated Third Party prior to redemption of the Series B Preferred Stock, the redemption price shall be the greater of (i) the Normal Redemption Price or (ii) the "Alternative Redemption Price" as hereinafter defined.

                                                                  EXHIBIT 10.21

                                    EXHIBIT B

(APPLICABLE IF TRANSACTION IS NOT RESTRUCTURED AS MERGER)

If the Water Tech business is sold to an Unrelated Third Party prior to redemption of the Series B Preferred Stock and the Normal Redemption Price is zero, redemption price shall be the "Alternative Redemption Price" as hereinafter defined.


         ALTERNATIVE REDEMPTION PRICE

         If the sale of the Water Tech business occurs prior to the fifth anniversary of the Closing Date the Alternative Redemption Price shall be an amount equal to (1) $10,000 for each percentage point of the net book value of Water Tech that the actual selling price represents, up to and including 200% of net book value, plus (2) $15,000 for each percentage point of the net book value of Water Tech above 200% that the actual selling price represents.

         If the sale of the Water Tech business occurs subsequent to the fifth anniversary of the Closing Date, the Alternative Redemption Price shall be one-half of the amount determined under the immediately preceding formula.

         lf the actual selling price represents less than 50% of the net book value of Water Tech, then the Alternative Redemption Price shall be zero.

         In determining the selling price for purposes of the preceding calculations, an appropriate dollar for dollar adjustment shall be made to reflect any Water Tech assets or liabilities retained by Aqua-Chem.

IPO  (APPLICABLE ONLY IF TRANSACTION RESTRUCTURED AS MERGER)

If prior to the first to occur of (i) December 31, 2001 or (ii) a sale of the Water Tech business, there occurs an IPO, then, in such event, but only in such event, the redemption price for the Series B Preferred Stock shall be the greatest of (a) $5,000,000, (b) the Normal Redemption Price or (c) the Alternative Redemption Price. In determining the Alternative Redemption Price in the event of an IPO, the Alternative Redemption Price provisions applicable upon a sale of the Water Tech business shall be applied with the Water Tech business deemed to have been sold at a selling price representing the same multiple of Water Tech EBIT for the most recently completed fiscal year as the multiple of Company-wide EBIT for such fiscal year that the offering price in the IPO represents. If the IPO occurs after December 31, 2001 but before a sale of the Water Tech business the redemption price for the Series B Preferred Stock shall be the same as it would be had the transaction not been restructured as a merger.

                                                                  EXHIBIT 10.21

                                    EXHIBIT B

SALE OF THE COMPANY  (APPLICABLE ONLY IF TRANSACTION RESTRUCTURED AS
MERGER)

If prior to the first to occur of (i) December 31, 2001 or (ii) a sale of the Water Tech business, there occurs either (a) an Overall Ownership Shift, (b) an Employee Ownership Shift or (c) an Asset Shift and, in the further event, that at the time of the closing of a transaction described in clause (a), (b) or (c) above the actual cumulative Company-wide EBIT for the cumulative period beginning 1997 and ending on such closing date is at least 80% of the projected cumulative Company-wide EBIT for such cumulative period as set forth in the attached Schedule then, in the event that all of the preceding conditions precedent have been met, the redemption price for the Series B Preferred Stock shall be the greatest of (x) $5,000,000, (y) the Normal Redemption Price or (z) the Alternative Redemption Price. In determining the Alternative Redemption Price in the event of a sale transaction described in this paragraph, Water Tech shall be deemed to have been sold at a selling price representing the same multiple of Water Tech EBIT for the most recently completed fiscal year as (i) in the event of an Overall Ownership or an Employee Ownership Shift, the multiple of per share Company-wide EBIT for such fiscal year that the actual per share selling price of a share of the Company's common stock represents or (ii) in the event of an Asset Shift, the multiple of Company-wide EBIT for such year that the selling price (adjusted for any retained assets or liabilities) represents. If (a), (b) or (c) above occur after December 31, 2001 but before a sale of the Water Tech business, or if they occur and the Company-wide EBIT test above has not been met, the redemption price for the Series B Preferred Stock shall be the same as it would be had the transaction not been restructured as a merger.

ALTERNATIVE REDEMPTION PRICE UPON SALE OF COMPANY (APPLICABLE IF TRANSACTION IS NOT RESTRUCTURED AS MERGER)

If prior to a sale of the Water Tech business there occurs either an Overall Ownership Shift or an Employee Ownership Shift, the redemption price shall be the Alternative Redemption Price and Water Tech shall be deemed to have been sold at selling price representing the same multiple of Water Tech EBIT for the most recently completed fiscal year as the multiple of per share Company- wide EBIT for such fiscal year that the actual per share selling price of a share of the Company's common stock represents.

MAXIMUM REDEMPTION PRICE

Notwithstanding anything to the contrary herein, the maximum redemption price under any circumstances or alternatives shall not exceed $7.5 million.

AUDITORS: DISPUTE RESOLUTION:     The Company shall retain a Big Six
                                  accounting firm to audit its annual
                                  financial statements and may switch to a non-Big Six accounting firm only with the prior written consent of Holders of Series B
                                  Preferred, which consent shall not
                                  unreasonably be withheld. In connection with any

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


                                                                  EXHIBIT 10.21
                                    EXHIBIT B

                                  redemption of the Series B Preferred,
                                  Holders (upon execution of a confidentiality agreement) shall have the right to review the Company's determination of the redemption price and auditors work papers. Any disputes to be resolved by binding arbitration in accordance with the arbitration provisions set forth in the Stock Purchase Agreement.

DIVIDEND:                         $50,000 per quarter, commencing on the Closing
                                  Date; dividend is cumulative and payable only upon redemption.

OFFSET ADJUSTMENTS:               Notwithstanding anything to the contrary
                                  herein, the redemption price (regardless of how determined) and dividends are subject to offset pursuant to the terms of the Stock Purchase Agreement.

TRANSFER RESTRICTIONS:            Not Transferable other than to companies
                                  controlled by, controlling or under common control with the initial Holder, provided that such transferee is not engaged in any business which is in competition with any business engaged in by Aqua-Chem.

VOTING RIGHTS:                    None

LIQUIDATION PREFERENCE:           Right to receive Redemption Price
                                  (as determined pursuant to the applicable formula set forth herein) plus all accrued dividends before any amounts are distributed with respect to the Common Stock.

REDEMPTION PROVISIONS:

      PUT OPTION --               The Holders of Series B Preferred
                                  Stock shall have the right at the Holders election, by written notice to the Company, to require the Company to redeem the Series B
                                  Preferred at the applicable Redemption Price plus accrued dividends (i) simultaneous with the occurrence of an Overall Ownership Shift, Employee Ownership Shift or an Asset Shift
                                  (ii) within the 120 day period following an IPO of the Company's equity securities (iii) within the 120 day period following a refinancing and retirement of the J.H. Whitney
                                  Subordinated Debt, (iv) seven years after issuance. In the event that the Put Option would become exercisable by reason of an Overall Ownership Shift or an Employee

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
                                                                   EXHIBIT 10.21


                                        EXHIBIT B


                                     Ownership Shift under the circumstances
                                     other than a sale of all of the stock of the Company (other than the Series A and B Preferred Stock), and the exercise of the Put Option under such other circumstances would cause the Company to be in default of covenants with lenders, the exercise of the Put Option shall be deferred until such time as its exercise would not cause a default (but not later than 7 years after issuance). During any such deferral period, the Company shall use its best efforts with lenders to obtain an amendment or waiver to permit such exercise and shall not permit any increase to occur in the compensation payable to any member of the Management Group or repurchase any of its other outstanding stock. No deferral or delay in the exercise of the Put Option shall prevent the termination of the [OMITTED PROVISIONS SUBJECT TO CONFIDENTIAL TREATMENT BY ORDER OF THE SECURITIES AND EXCHANGE COMMISSION] or General Indemnity in accordance with the terms of the Stock Purchase Agreement.



        CALL OPTION --               Company shall have the right at any time
                                     seven years after issuance to call the
                                     Series B Preferred at the Normal
                                     Redemption Price plus accrued dividends.


DEFAULT: In the event of a default in payment of the Redemption Price or accrued dividends, dividend increases to $75,000 per quarter (50% increase).

RIGHT TO RECEIVE FINANCIAL INFORMATION; NON DISCLOSURE:

The Company shall each year furnish the Holders with its June 30 internally prepared unaudited income statement and balance sheet on or before August 31 and with its annual audited year end income statement and balance sheet on or before March 31. Access to such financial statements shall be strictly limited by Holder to those persons employed by Holder and its affiliates who have responsibility for monitoring the investment in the Company and, under no circumstances, shall such financial statements or the information contained therein be made available or disclosed to any other persons or used for any other purposes.


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